EXHIBIT 10.5

              Amendment to the agreement made the 1st November 2006
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               between Vicon Industries Ltd and Christopher J Wall
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The following  salary and bonus  arrangements  for Christopher J Wall will apply for the fiscal year ending 30 September 2007:

1.   Salary

     Your basic salary will increase to (pound)97,850 per annum.

2.   Bonus

     A profit-related bonus will be paid based upon the pre-tax profit % of the consolidated results of Vicon Industries Ltd and videotronic infosystems GmbH. The calculation will be as follows:

          A bonus will be paid at the end of the financial year based on the audited pre-tax operating profit as a percentage of consolidated sales of Vicon Industries Ltd and videotronic infosystems GmbH, before this bonus. Pre-tax operating profits are defined as consolidated profit before tax but after adding back any R&D charges from Vicon Israel or Vicon US under an R&D Services Agreement dated 1st October 2000 and as Amended on 1st October 2002 and any severance/retirement charge in 2007 for Messrs. Wall and Hatchard .

          The profit-related bonus will only be paid if the combined audited sales exceed (pound)10.8m and will be calculated based on the following formula:

          profit range                                    % of pre-tax operating
                                                                  profit payment

          pre-tax operating profit 0-2% of sales                        2.0%
          pre-tax operating profit 2.01-4% of sales                     5.0%
          pre-tax operating profit over 4% of sales                     6.0%

          Any other adjustments to the pre-tax operating profit shall be agreed in writing prior to inclusion in the UK accounts.

          Any further bonus payments for results exceeding those set out here will be at the discretion of the Board of Directors.

         Agreed this 1st day of November 2006:


         /s/ Kenneth M. Darby               /s/ Christopher J. Wall
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         Kenneth M Darby                    Christopher J Wall
         Vicon Industries Ltd